UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 24, 2005
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-122743	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amended Current Report on Form 8K/A amends the Current Report on Form 8-K filed with the Commission on October 28, 2005. This Amended Current Report corrects the reporting of information under Section 2 - Financial Information, Item 2.01 - Completion of Acquisition or Disposition of Assets to reporting under Section 8 - Other Events, Item 8.01 - Other Events.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 24, 2005, our board of directors appointed William J. Wierzbicki (age 58) an independent director of the Company.  There are no arrangements or understandings between Mr. Wierzbicki and any other person pursuant to which he was selected as a director of the Company.  Since October 4, 2004, the date of the Company's formation, there have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Wierzbicki had, or will have, a direct or indirect material interest.

Section 8 – Other Events

Item 8.01  Other Events

Our joint venture partner, Minto Builders (Florida), Inc. referred to herein as MB REIT, acquired the following properties on the dates indicated below:

6234 Richmond Avenue, Houston, Texas

On October 27, 2005, MB REIT purchased from an unaffiliated third party an existing single-user building known as 6234 Richmond Avenue in Houston, Texas for a cash purchase price of approximately $3.0 million. The building contains 25,601 of gross leasable square feet.

Willis Town Center, Willis, Texas

On October 27, 2005, MB REIT purchased from an unaffiliated third party an existing retail center known as Willis Town Center in Willis, Texas for a cash purchase price of approximately $4.0 million. The building contains 17,540 of gross leasable square feet.

Woodforest Square Shopping Center, Houston, Texas

On October 27, 2005, MB REIT purchased from an unaffiliated third party an existing shopping center known as Woodforest Shopping Center in Houston, Texas for a cash purchase price of approximately $3.4 million. The building contains 39,966 of gross leasable square feet.

Saratoga Town Center, Corpus Christi, Texas

On October 27, 2005, MB REIT purchased from an unaffiliated third party an existing retail center known as Saratoga Town Center in Corpus Christi, Texas for a cash purchase price of approximately $15.6 million. The building contains 58,182 of gross leasable square feet (which excludes ground lease space).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	October 28, 2005